                                                                    EXHIBIT 99.3


                        INTERMEDIA COMMUNICATIONS INC.

                         UNAUDITED PRO FORMA CONDENSED

                       CONSOLIDATED FINANCIAL STATEMENTS

  The accompanying unaudited pro forma condensed consolidated balance sheet of Intermedia Communications Inc. at June 30, 1997, and the related unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 includes the historical and pro forma effects of the acquisitions of the Telecommunications Division of EMI Communications Corporation (EMI), acquired in June 1996, certain assets and related business lines of Universal Telcom Technologies, Inc. (UTT) and of NetSolve, Incorporated (NetSolve) which were both acquired in December 1996, and the acquisition of DIGEX, Incorporated (DIGEX), which was consummated in July 1997. These pro forma financial statements also include the historical and pro forma effects of the issuance of the Series B redeemable exchangeable preferred stock, 11 1/4% Senior Discount Notes due 2007 and the Series D junior convertible preferred stock in July 1997. The unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the aforementioned transactions as if they were consummated at the beginning of each period for which pro forma statements of operations are presented, and at June 30, 1997 for the condensed consolidated balance sheet. The pro forma effects are based on the historical financial statements of the acquired businesses giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments described in the accompanying supplemental notes.

  The pro forma information is not intended to purport to be indicative of the actual results or financial position that would have been achieved had the acquisitions in fact been consummated at the beginning of each period presented or at June 30, 1997. Such pro forma financial information should be read in conjunction with the Consolidated Financial Statements and Notes of Intermedia Communications Inc.

                         INTERMEDIA COMMUNICATIONS INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1997

                                 (IN THOUSANDS)

                                   HISTORICAL
                              ---------------------
                                  (A)        (B)      PRO FORMA     PRO FORMA
                              CONSOLIDATED  DIGEX    ADJUSTMENTS      TOTALS
                              ------------ --------  -----------    ----------
                                             (IN THOUSANDS)
           ASSETS
Current assets:
  Cash and cash
   equivalents..............   $ 347,863   $ 12,295   $(160,000)(c) $  533,246
                                                        333,088 (d)
  Short-term investments....       5,644        --          --           5,644
  Restricted investments....      16,686        --          --          16,686
  Accounts receivable, net..      26,835      6,158         --          32,993
  Prepaid expenses and other
   current assets...........       6,224      1,375         --           7,599
                               ---------   --------   ---------     ----------
    Total current assets....     403,252     19,828     173,088        596,168
Restricted investments......      10,483        --          --          10,483
Telecommunications and other
 equipment..................     347,588     33,711      (6,908)(e)    374,391
Less accumulated
 depreciation...............     (53,667)    (6,908)      6,908 (e)    (53,667)
                               ---------   --------   ---------     ----------
Telecommunications and other
 equipment, net.............     293,921     26,803         --         320,724
Intangible assets, net......      46,488        583     126,635 (f)    173,706
Other assets................       4,391      1,247       5,795 (g)     11,433
                               ---------   --------   ---------     ----------
    Total assets............    $758,535    $48,461   $ 305,518     $1,112,514
                               =========   ========   =========     ==========
  LIABILITIES, REDEEMABLE
     PREFERRED STOCK AND
    STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........   $  27,799   $ 13,893   $     --      $   41,692
  Other accrued expenses....      14,348      4,096       9,800 (h)     28,244
  Current portion of long-
   term debt and capital
   lease obligations........     159,693      5,522         --         165,215
                               ---------   --------   ---------     ----------
    Total current
     liabilities............     201,840     23,511       9,800        235,151
Other noncurrent
 liabilities................                             10,900 (h)     10,900
Long-term debt and capital
 lease obligations..........     210,385     10,885     215,617 (i)    436,887
                               ---------   --------   ---------     ----------
    Total liabilities.......     412,225     34,396     236,317        682,938
Series B redeemable
 exchangeable preferred
 stock and accrued
 dividends..................     301,387        --          --         301,387
Series D redeemable
 exchangeable preferred
 stock and accrued
 dividends..................         --         --      167,100 (j)    167,100
Stockholders' equity:
  Common stock..............         166        120        (120)(k)        166
  Additional paid-in
   capital..................     210,219     67,478     (67,478)(k)    230,219
                                                         20,000 (l)
  Accumulated deficit.......    (161,418)   (50,488)     50,488 (k)   (265,252)
                                                        (60,000)(m)
                                                        (43,834)(n)
  Deferred compensation.....      (4,044)    (3,045)      3,045 (k)     (4,044)
                               ---------   --------   ---------     ----------
    Total stockholders'
     equity.................      44,923     14,065     (97,899)       (38,911)
                               ---------   --------   ---------     ----------
    Total liabilities,
     redeemable preferred
     stock and stockholders'
     equity.................   $ 758,535   $ 48,461   $ 305,518     $1,112,514
                               =========   ========   =========     ==========

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a) This column represents the historical consolidated balance sheet of Intermedia at June 30, 1997.

(b) This column represents the historical balance sheet of DIGEX at June 30, 1997.

(c) This adjustment represents the cash purchase price for 11,953,436 shares of DIGEX common stock at $13 per share, plus transaction expenses of $4.6 million.

(d) This adjustment represents cash proceeds of $167.1 million from the July 1997 Series D Redeemable Exchangeable Preferred Stock offering, cash proceeds of $363.9 million from the July 1997 issuance of 11 1/4% Senior Discount Notes due 2007 and cash payments of $197.9 million for the retirement of the 13 1/2% Senior Notes, originally due 2005.

(e) This adjustment represents the elimination of DIGEX's accumulated depreciation as fixed assets have been recorded at fair values, which approximated net book value on the date of acquisition.

(f) This adjustment represents the excess of the total purchase price (including $9.3 million related to duplicate facilities, $11.4 million related to unfavorable leases and $20.0 million related to stock options exchanged) for DIGEX, over the fair values of the net tangible and intangible assets acquired, less the effect of the write-off of in-process research and development projects acquired of $60.0 million, for which there were no alternative use. The balance, which is subject to further allocation, may be allocated to customer lists and other identifiable intangible assets based upon appraised values, with the excess allocated to goodwill.

(g) This adjustment represents the deferred loan costs of $10.8 million related to the 11 1/4% Senior Discount Notes Due 2007, less the write-off of $5.0 million of deferred loan costs related to the 13 1/2% Senior Notes, originally due 2005, that were retired.

(h) These adjustments represent the current and noncurrent portions of assumed liabilities for estimated duplicate network facility costs, following complete suspension of use of such facilities, and unfavorable leases.

(i) This adjustment represents the sale of $374.7 million of 11 1/4% Senior Discount Notes due 2007, less the retirement of $159.1 million 13 1/2% Senior Notes due 2005.

(j) This adjustment represents the sale of Series D Redeemable Exchangeable Preferred Stock.

(k) These adjustments represent the elimination of DIGEX's stockholders' equity for pro forma combining purposes.

(l) This adjustment represents the value ascribed to DIGEX's employee stock options and warrants that were exchanged for stock options of Intermedia at fair market value. These options and warrants were granted/issued by DIGEX prior to its acquisition by Intermedia and were "in-the-money" at the acquisition date.

(m) This adjustment represents the write-off of in-process research and development projects acquired in the DIGEX acquisition for which there were no alternative future use.

(n) This adjustment represents the extraordinary loss recorded in connection with the retirement of the 13 1/2% Senior Notes due 2005.

                         INTERMEDIA COMMUNICATIONS INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL
                          -------------------------------------------------
                                                                                            PRO FORMA
                              (B)        (C)      (D)      (E)       (F)      PRO FORMA      TOTALS
                          CONSOLIDATED   EMI      UTT    NETSOLVE   DIGEX    ADJUSTMENTS       (A)
                          ------------ -------  -------  --------  --------  -----------    ---------
Revenues................    $103,397   $25,882  $ 4,812  $18,028   $ 15,573   $    (48)(g)  $ 167,644
Costs and expenses:
  Facilities
   administration and
   management and line
   costs................      81,105    24,331    4,331   12,084     16,020        (48)(g)    128,023
                                                                                (9,800)(h)
  Selling, general and
   administrative.......      36,610     1,646    1,335    1,072     18,934                    59,597
  Depreciation and
   amortization.........      19,836     1,931       40      --       2,855       (584)(i)
                                                                                 1,799 (j)
                                                                                 9,482 (k)     35,359
                            --------   -------  -------  -------   --------   --------      ---------
                             137,551    27,908    5,706   13,156     37,809        849        222,979
                            --------   -------  -------  -------   --------   --------      ---------
  Income (loss) from
   operations...........     (34,154)   (2,026)    (894)   4,872    (22,236)      (897)       (55,335)
  Other income
   (expense):
    Interest expense....     (35,213)      --      (230)     (30)    (1,566)       260 (l)    (59,613)
                                                                               (22,834)(q)
    Interest and other
     income.............      12,168       118      --       --         497    (10,759)(m)      2,024
                            --------   -------  -------  -------   --------   --------      ---------
Income (loss) before
 income tax benefit.....     (57,199)   (1,908)  (1,124)   4,842    (23,305)   (34,230)      (112,924)
Income tax benefit......         --        677      --       --         --        (677)(n)        --
                            --------   -------  -------  -------   --------   --------      ---------
Net income (loss).......     (57,199)   (1,231)  (1,124)   4,842    (23,305)   (34,907)      (112,924)
Preferred stock
 dividends and
 accretions.............         --        --       --       --         --     (57,400)(p)    (57,400)
                            --------   -------  -------  -------   --------   --------      ---------
Net loss attributable to
 common stockholders....    $(57,199)  $(1,231) $(1,124) $ 4,842   $(23,305)  $(92,307)     $(170,324)
                            ========   =======  =======  =======   ========   ========      =========
Net loss per share......    $  (4.08)                                                       $  (11.73)
                            ========                                                        =========
Weighted average number
 of shares outstanding..      14,018                                                           14,518 (o)
                            ========                                                        =========

 NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                        (YEAR ENDED DECEMBER 31, 1996)

(a) The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 does not give effect to any potential cost savings and synergies that could result from the DIGEX acquisition. The effect of the write-off of intangible assets consisting of in-process research and development (R & D) projects of $60 million has not been reflected in the statement as it is a nonrecurring charge. In addition, the effect of the extraordinary charge for loss on extinguishment of debt of $43 million has not been reflected in the statement as it is also a non-recurring charge.

(b) This column represents Intermedia's historical results of operations for the year ended December 31, 1996, which includes the operating results of EMI beginning July 1, 1996, and UTT and NetSolve beginning December 1, 1996.

(c) This column represents EMI's historical results of operations for the six months ended June 30, 1996.

(d) This column represents UTT's historical results of operations for the eleven months ended November 30, 1996.

(e) This column represents NetSolve's historical results of operations for the eleven months ended November 30, 1996.

(f) This column represents DIGEX's historical results of operation for the year ended December 31, 1996.

(g) This adjustment represents the elimination of intercompany sales between Intermedia and EMI, prior to its acquisition.

(h) This adjustment represents reduction of assumed liabilities in connection with the DIGEX acquisition related to duplicate network facility costs of $4,100 and unfavorable lease rates of $5,700.

(i) This adjustment represents a reduction in EMI's historical depreciation expense as a result of the allocation of purchase price to fair values of fixed assets acquired. In addition, these fixed assets are being depreciated for pro forma purposes on a straight line basis using an estimated weighted average remaining life of seven years versus original estimated lives and accelerated depreciation historically followed.

(j) This adjustment represents the additional amortization expense that would have been incurred had UTT and NetSolve been acquired at the beginning of the year.

(k) This adjustment represents the additional amortization expense that is expected to be incurred in connection with the DIGEX acquisition. For purposes of the pro forma presentation, it is assumed that the excess of the purchase price over the net tangible assets acquired will be allocated to developed technology (5 year lives) and goodwill (10 year life). The Company is investigating the amount and the appropriate amortization periods for the intangible assets.

(l) This adjustment represents the elimination of interest expense on UTT's and NetSolve's historical statement of operations.

(m) Where acquisitions were paid all or partially in cash, interest income was adjusted to reflect the absence of the cash or investments for the full year.

(n) Represents the elimination of the historical income tax benefit of EMI that would not have been realized had the operations of EMI been consolidated with Intermedia for the year.

(o) Includes the weighted effect of 937,500 shares issued in June 1996 for EMI and 31,380 shares issued in December 1996 for UTT.

(p) This adjustment represents the preferred stock dividends and accretions that would have been recorded if Intermedia's Series B and D preferred stock had been outstanding for the entire period.

(q) This adjustment represents interest expense of $44.4 million on the 11 1/4% Senior Discount Notes due 2007 that were issued in July 1997, net of $21.6 million reduction of interest due to the retirement of the 13 1/2% Senior Notes.

                         INTERMEDIA COMMUNICATIONS INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1997

                                 (IN THOUSANDS)

                                    HISTORICAL
                               ---------------------
                                   (B)        (C)      PRO FORMA     PRO FORMA
                               CONSOLIDATED  DIGEX    ADJUSTMENTS    TOTALS(A)
                               ------------ --------  -----------    ----------
Revenues......................  $   94,070  $ 19,646                 $  113,716
Costs and expenses:
  Facilities, administration
   and maintenance and line
   costs......................      80,721    19,588   $ (3,600)(d)      96,709
  Selling, general and
   administrative.............      39,978    18,506       (374)(e)      58,110
  Depreciation and
   amortization...............      18,174     3,390      4,741 (f)      26,305
                                ----------  --------   --------      ----------
                                   138,873    41,484        767         181,124
                                ----------  --------   --------      ----------
Loss from operations..........     (44,803)  (21,838)      (767)        (67,408)

Other income (expenses):
  Interest expense............     (22,206)     (784)   (10,824)(g)     (33,814)
  Other income................       9,956       486     (5,120)(h)       5,322
                                ----------  --------   --------      ----------
Net loss......................     (57,053)  (22,136)   (16,711)        (95,900)

Preferred stock dividends and
 accretions...................     (13,223)      --     (14,771)(i)     (27,994)
                                ----------  --------   --------      ----------
Net loss attributable to
 common stock.................  $  (70,276) $(22,136)  $(31,482)     $  123,894
                                ==========  ========   ========      ==========
Net loss per common share.....  $    (4.30)                          $    (7.58)
                                ==========                           ==========
Weighted average number of
 shares outstanding...........  16,347,288                           16,347,288
                                ==========                           ==========

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                            STATEMENT OF OPERATIONS

                       (SIX MONTHS ENDED JUNE 30, 1997)

(a) The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1997 does not give effect to any potential cost savings and synergies that could result from the DIGEX acquisition. The effect of the write-off of intangible assets consisting of in-process research and development (R&D) projects of $60 million has not been reflected in the statement as it is a non-recurring charge. In addition, the effect of the extraordinary charge for loss on extinguishment of debt of $43 million has not been reflected in the statement as it is also a non-recurring charge.

(b) This column represents the historical results of operations for the six months ended June 30, 1997.

(c) This column represents the historical results of operations of DIGEX for the six months ended June 30, 1997.

(d) This adjustment represents reduction of assumed liabilities in connection with the DIGEX acquisition related to duplicate facility costs of $800 and unfavorable lease rates of $2,800.

(e) This adjustment represents the reversal of DIGEX's deferred compensation amortization for the period.

(f) This adjustment represents the amortization of intangible assets. Capitalized technologies are amortized over 8 years. All other intangible assets are being amortized over 10 years.

(g) This adjustment represents interest expense of $21.6 million on the 11 1/4% Senior Discount Notes Due 2007 that were issued in July 1997, net of $10.8 million reduction of interest due to the retirement of the 13 1/2% Senior Notes.

(h) This adjustment represents the estimated reduction in interest income that would have been experienced had the cash purchase price been paid at the beginning of the period.

(i) This adjustment represents the preferred stock dividends and accretions that would have been recorded if the Series B and D Preferred Stock had been outstanding for the entire period.